EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Upjoy Holdings Limited and Subsidiary

We have audited the accompanying consolidated balance sheets of Upjoy Holdings Limited and Subsidiary (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2009. Upjoy Holdings Limited and Subsidiary’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Upjoy Holdings Limited and Subsidiary as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates CPAs, Inc.

Madsen & Associates CPAs, Inc.
Salt Lake City, Utah
March 15, 2010

UPJOY HOLDINGS LIMITED AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008

	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$40,270	$60,825
Pledged deposits	6,163,611	1,974,479
Accounts receivable	1,219,279	407,733
Tax recoverable	-	93,414
Inventories	483,640	812,250
Prepaid expenses and other receivables	148,110	923,240
Total current assets	8,054,910	4,271,941

PROPERTY, PLANT & EQUIPMENT, NET	2,362,744	1,551,936

TOTAL ASSETS	$10,417,654	$5,823,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Bank loans	$1,320,774	$-
Accounts payable	690,980	629,537
Accrued expenses and other payables	5,966	33,880
Tax payable	59,118	-
Amount due to a shareholder	8,163,296	5,687,615

TOTAL CURRENT LIABILITIES AND TOTAL LIABILITIES	10,240,134	6,351,032

STOCKHOLDERS’ EQUITY
Common stock, par value $1; 50,000 shares authorized; 10,000 shares and 1 share issued and outstanding as of December 31, 2009 and 2008, respectively	10,000	1
Accumulated deficit	(133,609)	(819,410)
Accumulated other comprehensive income	301,129	292,254
TOTAL STOCKHOLDERS’ EQUITY	177,520	(527,155)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,417,654	$5,823,877

See accompanying notes to consolidated financial statements

UPJOY HOLDINGS LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2009 and 2008

	2009	2008

REVENUE	$13,378,563	$8,257,663

COST OF SALES	12,026,171	7,861,417

GROSS MARGIN	1,352,392	396,246

EXPENSES
Selling and distribution	196,248	97,537
General and administrative	273,295	199,483
TOTAL OPERATING EXPENSES	469,543	297,020

OPERATING INCOME	882,849	99,226

OTHER INCOME/(EXPENSE)
Other income	16,779	70,610
Interest income	67,558	77,661
Interest expense	(63,691)	(67,647)
Other expense	(217,694)	(371,081)
TOTAL OTHER EXPENSE	(197,048)	(290,457)

INCOME/(LOSS) BEFORE PROVISION FOR INCOME TAXES	685,801	(191,231)

PROVISION FOR INCOME TAXES	-	-

NET INCOME/(LOSS)	685,801	(191,231)

OTHER COMPREHENSIVE INCOME
Gain on foreign exchange translation	8,875	134,998

COMPREHENSIVE INCOME/(LOSS)	$694,676	$(56,233)

EARNINGS PER SHARE, BASIC AND DILUTED	$685,801	$(191,231)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	1	1

See accompanying notes to consolidated financial statements

UPJOY HOLDINGS LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
AND COMPREHENSIVE INCOME
Years Ended December 31, 2009 and 2008

	Common stock
	Number of shares	Amount	Accumulated deficit	Accumulated other comprehensive income	Total equity

Balance at January 1, 2008	1	$1	$(628,179)	$157,256	$(470,922)

Net loss for the year	-	-	(191,231)	-	(191,231)

Foreign currency translation adjustments	-	-	-	134,998	134,998

Balance at December 31, 2008 and January 1, 2009	1	$1	$(819,410)	$292,254	$(527,155)

Net income for the year	-	-	685,801	-	685,801

Issuance of common stock for cash at $1 per share	9,999	9,999	-	-	9,999

Foreign currency translation adjustments	-	-	-	8,875	8,875

Balance at December 31, 2009	10,000	$10,000	$(133,609)	$301,129	$177,520

See accompanying notes to consolidated financial statements

UPJOY HOLDINGS LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009 and 2008

	2009	2008

Cash flows from operating activities
Net income/(loss)	$685,801	$(191,231)
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation	258,733	132,222
Changes in assets and liabilities:
Increase in trade receivables	(811,546)	(147,634)
Decrease/(increase) in inventory	328,610	(388,018)
Decrease/(increase) in prepaid expenses and other receivables	775,130	(865,347)
Increase in trade payables	61,443	318,419
Decrease/(increase) in tax recoverable	93,414	(50,519)
Increase/(decrease) in tax payable	59,118	-
(Decrease)/increase in accrued expenses and other payables	(27,914)	31,252

Net cash provided by/(used in) operating activities	1,422,789	(1,160,856)

Cash flows from investing activities
Purchase of plant and equipment	(1,064,914)	(790,299)

Net cash used in investing activities	(1,064,914)	(790,299)

Cash flows from financing activities
Proceeds from bank loans	1,317,271	-
Repayment of bank loans	-	(936,148)
(Increase)/decrease in pledged deposits	(4,189,132)	1,314,005
Proceeds from issuance of shares of common stock	9,999	-
Increase in amount due to a shareholder	2,475,681	1,501,084

Net cash (used in)/provided by financing activities	(386,181)	1,878,941

Net decrease in cash and cash equivalents	(28,306)	(72,214)

Effect of foreign exchange rate changes	7,751	111,909

Cash and cash equivalents at beginning of year	60,825	21,130

Cash and cash equivalents at end of year	$40,270	$60,825

Analysis of cash and cash equivalents:
Cash and bank	$40,270	$60,825

Cash paid for interest	$63,691	$67,647

Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements

UPJOY HOLDINGS LIMITED AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Upjoy Holdings Limited (“Upjoy”), a company incorporated in the British Virgin Islands (“BVI”), is an investment holding company. Hangzhou Crystal Pines Beverages & Packaging Co. Ltd (“Hangzhou Crystal Pines”), a company incorporated in Hangzhou city, Zhejiang province of the People’s Republic of China (the “PRC” or “China”), is a wholly-owned subsidiary of Upjoy. During the years ended December 31, 2009 and 2008, Hangzhou Crystal Pines was principally engaged in the manufacture of OEM bottled water in the PRC.

At December 31, 2009, details of the Company and its subsidiary are as follows:

Name	Domicile and date of incorporation	Effective ownership	Principal activities

Upjoy	BVI December 3, 2003	100%	Investment holding

Hangzhou Crystal Pines	PRC March 24, 2004	100%	Production of OEM bottled water

In June 2008, Hangzhou Crystal Pines opened a branch in Taizhou city, Zhejiang province of the PRC, which is engaging in the same business.

NOTE 2 – REORGANIZATION

On December 30, 2009, Great East Packaging Holdings Limited (“GEPH”), the then controlling shareholder of the Company, entered into a restructuring agreement with Great East (Overseas) Packaging Limited (“GEOP”), a wholly-owned subsidiary of Hangzhou Great East Packaging Co., Ltd (“Hangzhou Great East”). Pursuant to which, the Company issued 9,999 ordinary shares at $1 each to GEOP.

The shares were issued on December 31, 2009. Immediately after the completion of the share issuance, the Company became a subsidiary of GEOP, and GEPH became a minority shareholder of the Company.  Although GEPH is now a minority shareholder, it retains a three-year option exercisable at $1 to acquire a 60% interest in a company that owns 84% of the outstanding common stock of Hangzhou Great East.  The exercise of this option would give GEPH an indirect majority interest in the Company.

NOTE 3 – PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Upjoy and its subsidiary Hangzhou Crystal Pines (collectively known as the “Company”). The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America, and all significant intercompany balances and transactions have been eliminated. The functional currency for the majority of the Company’s operations is the Renminbi (“RMB”), while the reporting currency is the US Dollar.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Economic and Political Risk

The Company’s major operations are conducted in China. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in Hong Kong and China.

(c)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. There were no bad debts incurred for accounts receivables during the years ended December 31, 2009 and 2008.

(d)	Inventories

Inventories consisting of raw materials, work-in-progress, goods in transit and finished goods are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average, first in first out (FIFO) method of accounting.  There was no provision for obsolete inventories incurred during the years ended December 31, 2009 and 2008.

(e)	Property, Plant and Equipment, Net

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Building	20 years
Leasehold improvement	5 years
Office equipment	5 years
Machinery and equipment	5 – 10 years
Transportation equipment	5 years

The depreciation expense for the year ended December 31, 2009 and 2008 amounted to $258,733 and $132,222, respectively.

(g)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the years ended December 31, 2009 and 2008.

(h)	Income Tax

Income taxes are based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. The Company periodically assesses the need to establish valuation allowances against its deferred tax assets to the extent the Company no longer believes it is more likely than not that the tax assets will be fully utilized.

The Company evaluates a tax position to determine whether it is more likely than not that the tax position will be sustained upon examination, based upon the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is subject to a measurement assessment to determine the amount of benefit to recognize and the appropriate reserve to establish, if any. If a tax position does not meet the more-likely-than-not recognition threshold, no benefit is recognized

In accordance with the relevant tax laws and regulations of PRC, the applicable corporation income tax rate was 25% for the years ended December 31, 2009 and 2008, respectively.  At times, generally accepted accounting principles require the Company to recognize certain income and expenses that do not conform to the timing and conditions allowed by the PRC.

(i)	Fair Value of Financial Instruments

The Company’s financial instruments primarily consist of cash and cash equivalents, pledged deposits, accounts receivable, prepaid expenses and other receivables, tax recoverable, accounts payable, accrued expenses and other payables, tax payable, amount due to a shareholder, and bank loans.

The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented, due to the short maturities of these instruments and the fact that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profiles at respective year ends.

(j)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,
b)	Delivery has occurred,
c)	The seller’s price to the buyer is fixed or determinable, and
d)	Collectability is reasonably assured.

(k)	Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2009 and 2008, there were no dilutive securities outstanding.

(l)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(m)	Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment for qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC.

The Company’s PRC subsidiaries are required to make appropriations to staff welfare fund, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriations to the staff welfare fund are made at the discretion of the Board of Directors. The staff welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

The Company provides no other retirement benefits to its employees.

(n)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(o)	Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States Dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.  The translation rates are as follows:

	2009	2008

Year end RMB : US$ exchange rate	0.1468	0.1458
Average yearly RMB : US$ exchange rate	0.1464	0.1446

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/US$ exchange rate into a flexible rate under the control of the PRC’s government.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(p)	Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (the "FASB") issued guidance which establishes the FASB Accounting Standards Codification (the “Codification” or “ASC”) as the official single source of authoritative GAAP. All existing accounting standards are superseded by the Codification, and all other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant SEC guidance organized using the same topical structure in separate sections within the Codification. Following the Codification, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”), which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. The Codification is not intended to change GAAP, but did change the way GAAP is organized and presented. The Codification was effective for interim and annual periods ending after September 15, 2009, and the Company adopted the provisions of the Codification beginning with financial statements issued after September 15, 2009. The impact on the Company’s financial statements is limited to disclosures, in that references to authoritative accounting literature no longer reference the prior guidance.

In August 2009, the FASB issued additional guidance clarifying the measurement of liabilities at fair value. When a quoted price in an active market for the identical liability is not available, the amendments require that the fair value of a liability be measured using one or more of the listed valuation techniques that should maximize the use of relevant observable inputs and minimize the use of unobservable inputs. In addition the amendments clarify that when estimating the fair value of a liability, an entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendment also clarifies how the price of a traded debt security (i.e., an asset value) should be considered in estimating the fair value of the issuer’s liability. The amendments were effective immediately. The adoption of this amendment did not have a significant impact on the Company’s financial statements.

In October 2009, the FASB issued guidance that supersedes certain previous rules relating to how a company allocates consideration to all of its deliverables in a multiple-deliverable revenue arrangement. The revised guidance eliminates the use of the residual method of allocation in which the undelivered element is measured at its estimated selling price and the delivered element is measured as the residual of the arrangement consideration and alternatively requires that the relative-selling-price method be used in all circumstances in which an entity recognizes revenue for an arrangement with multiple-deliverables. The revised guidance requires both ongoing disclosures regarding an entity’s multiple-element revenue arrangements as well as certain transitional disclosures during periods after adoption. All entities must adopt the revised guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010 with earlier adoption allowed. Entities may elect to adopt the guidance through either prospective application or through retrospective application to all revenue arrangements for all periods presented. The Company plans to adopt the revised guidance effective January 1, 2011. The Company does not believe the adoption of this new guidance will have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued a standard update that clarifies the scope and establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interest of a subsidiary. This standard update is effective beginning with the interim or annual reporting period ending on or after December 15, 2009. The Company began applying this new amendment in its December 31, 2009 financial statements. The adoption of this amendment did not have a significant impact on the Company’s financial statements.

NOTE 5 – ACCOUNTS RECEIVABLE

The Company’s accounts receivable as of the balance sheet dates are summarized as follows:

	2009	2008

Accounts receivable	$1,219,279	$407,733
Less: Allowance for doubtful accounts	-	-

Accounts receivable, net	$1,219,279	$407,733

NOTE 6 – PLEDGED DEPOSITS

Amount represents restricted cash pledged as deposits for bankers’ notes facilities (notes payable to a shareholder – see Footnote 11). As of December 31, 2009 and 2008, pledged deposits are summarized as follows:

	2009	2008

China Construction Bank	$953,892	$1,315,147
China Merchants Bank	2,568,171	-
Guangdong Development Bank	2,641,548	659,332

Total	$6,163,611	$1,974,479

NOTE 7 – INVENTORIES

Inventories as of December 31, 2009 and 2008 are summarized as follows:

	2009	2008

Raw materials	$122,310	$203,589
Work-in-progress	156,338	226,800
Finished goods	204,992	366,379
Goods-in-transit	-	15,482

Inventories	$483,640	$812,250

NOTE 8 – PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses consists of payments and deposits made by the Company to third parties in the normal course of business operations with no interest being charged and no fixed terms of repayment. These payments are made for the purchase of goods and services that are used by the Company for its current operations.

The Company evaluates the amounts recorded as prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

Prepaid expenses and other receivables as of December 31, 2009 and 2008 are summarized as follows:

	2009	2008

Prepaid expenses	$87,259	$895,343
Other receivables	60,851	27,897

Total	$148,110	$923,240

NOTE 9 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and operated by the Company’s wholly-owned subsidiary in China. Property, plant and equipment as of December 31, 2009 and 2008 are summarized as follows:

	2009	2008

At cost:
Building	$188,204	$187,904
Machinery	2,533,900	1,515,459
Leasehold improvement	318,176	159,005
Transportation vehicles	49,168	41,450
Construction in progress	-	114,654
	3,089,448	2,018,472

Less: Accumulated depreciation	$726,704	$466,536

Property, plant and equipment, net	$2,362,744	$1,551,936

Depreciation expense for the years ended December 31, 2009 and 2008 was $258,733 and $132,222, respectively. The allocation of depreciation expense for years ended December 31, 2009 and 2008 is summarized as follows:

	2009	2008

Included in cost of sales	$244,972	$131,796
Included in general and administrative expenses	13,761	426

Total depreciation expense	$258,733	$132,222

NOTE 10 – TAX PAYABLE/(RECOVERABLE)

As of the balance sheet dates, the Company’s tax payable/(recoverable) is summarized as follows:

	2009	2008

Value added tax	$59,118	$(93,414)

Total	$59,118	$(93,414)

NOTE 11 – AMOUNT DUE TO A SHAREHOLDER

Amount due to a shareholder as of December 31, 2009 and 2008 are summarized as follows:

	2009	2008

(Receivable from)/temporary advance to Great East Packaging Holdings Limited (“GEPH”) – (i)	$(421,734)	$2,449,565
Notes payable to GEPH – (ii)	8,585,030	3,238,050

Net	$8,163,296	$5,687,615

(i)
As of December 31, 2009, GEPH was the minority shareholder of the Company. The amounts as of the balance sheet dates are unsecured, interest free, and have no fixed terms of repayment.  Although GEPH became a minority shareholder on December 31, 2009, it retained a three-year option exercisable at $1 to acquire a 60% interest in a company that owns 84% of the outstanding common stock of Hangzhou Great East.  The exercise of this option would give GEPH an indirect majority interest in the Company.

(ii)
Banks issued notes to the Company’s suppliers payable at any time prior to a maturity date as part of the credit facility granted to the Company.  Should the supplier want to call the note prior to maturity, the bank would satisfy the note at a discount, and then be paid the full face amount of the note by the Company, at maturity.  The Company is also required to make certain deposits in bank accounts at the date of issue and until maturity.  As such, there is no interest payable by the Company to the banks under this credit facility, and Company payments are always due at the maturity date. Details of the notes payable to GEPH are summarized as follows:

Maturity date	2009	2008

June 2010	$1,907,784	$-
April 2010	1,100,645	-
March 2010	4,109,074	-
February 2010	1,467,527	-
June 2009	-	2,271,032
March 2009	-	307,686
February 2009	-	366,296
January 2009	-	293,036

Current portion	$8,585,030	$3,238,050

NOTE 12 – ACCRUED EXPENSES AND OTHER PAYABLES

As of the balance sheet dates, the Company’s accrued expenses and other payables are summarized as follows:

	2009	2008

Accrued expenses	$1,466	$31,864
Other payables	4,500	2,016

Total	$5,966	$33,880

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations.  These liabilities and accrued expenses are non interest bearing and are payable within a year.

NOTE 13 – BANK LOANS

Bank loans of the Company as of December 31, 2009 and 2008 were summarized as follows:

	Interest rate		Bank loan balance
	as of December 31,		as of December 31,
Name of bank	2009	2008	2009	2008

China Merchants Bank	5.841%	N/A	$1,320,774	$-

Current portion			$1,320,774	$-

The maturity date for the above bank loan is summarized as follows:

Name of bank	Drawn down currency	Due date	Bank loan balance
			As of December 31,
			2009	2008

China Merchants Bank	RMB	February 2010	$1,320,774	$-

The bank loan is jointly guaranteed by Nanjing Crystal Pines Beverages & Packaging Co. Ltd, Nanjing Great East Packaging Co. Limited, and Hangzhou Great East Packaging Co. Limited. As of December 31, 2009, these companies were fellow subsidiaries of GEOP.

Interest expenses for the bank loan for the years ended December 31, 2009 and 2008 were $63,691 and $67,647, respectively.

NOTE 14 – COMMON STOCK

The Company’s common stock as of December 31, 2009 and 2008 were summarized as follows:

	Number of shares		Amount
	2009	2008	2009	2008

Authorized $1 par value	50,000	50,000	$50,000	$50,000

Issued and outstanding	10,000	1	$10,000	$1

On December 31, 2009, the Company issued 9,999 common shares at $1 each to GEOP.

NOTE 15 – EARNINGS/(LOSS) PER SHARE

Earnings per share for the years ended December 31, 2009 and 2008 is analyzed as follows:

	2009	2008

Net income/(loss)	685,801	$(191,231)

Weighted average number of shares	1	1

Earnings/(loss) per share	685,801	$(191,231)

The calculation of weighted average number of shares for the year ended December 31, 2009 is illustrated as follows:

	2009
	Number of shares	Weighted average number of shares

At January 1, 2009	1	$1
Share issuance completed at close of December 31, 2009	9,999	-

At December 31, 2009	10,000	$1

As of December 31, 2009 and 2008, there were no dilutive securities outstanding.

NOTE 16 – INCOME TAX

A reconciliation of the expected tax with the actual tax expense is as follows:

	2009		2008
	Amount	%	Amount	%

Income/(loss) from before provision for income taxes	$685,801		(191,231)

Expected PRC income tax expense at statutory tax rate of 25%	171,450	25.0	(47,808)	25.0
Tax exemption	(171,450)	(25.0)	47,808	(25.0)

Actual tax expense	$-	-	$-	-

(i)
Hangzhou Crystal Pines is subject to PRC income tax. The provision for PRC income tax is based on a statutory rate of 25% of the assessable income of the PRC subsidiaries as determined in accordance with the relevant income tax rules and regulations of the PRC. Hangzhou Crystal Pines enjoys a tax holiday for the year of 2008 and 2009, and the corresponding assessable profits are exempted from income tax.

(ii)	Upjoy is not subject to tax in accordance with the relevant tax laws and regulations of the BVI.

NOTE 17 – OTHER INCOME

Other income for the years ended December 31, 2009 and 2008 are summarized as follows:

	2009	2008

Sale of scrapped materials	$15,722	$53,148
Others	1,057	17,462

Total	$16,779	$70,610

NOTE 18 – OTHER EXPENSES

Other expenses for the years ended December 31, 2009 and 2008 are summarized as follows:

	2009	2008

Finance charges on discounted notes	$167,755	$318,008
Others	49,939	53,073

Total	$217,694	$371,081

NOTE 19 – RELATED PARTY TRANSACTIONS

In addition to the transactions detailed elsewhere in these financial statements, the Company entered into the following material transactions with GEPH for the years ended December 31, 2009 and 2008:

	2009	2008

Sale of bottled water and materials	$2,389,366	$958,042

Purchase of bottles and materials
-Included in cost of sales	12,021,233	5,118,611
-Included in inventories	361,182	386,222
Total purchase from GEPH	$12,382,415	$5,504,833

In our opinion, the above transactions were entered into by the Company in the normal course of business.

NOTE 20 – CONCENTRATION OF CREDIT RISK

For the years ended December 31, 2009 and 2008, the customers who account for 10% or more of sales of the Company are presented as follows:
	2009		2008
	Sales	%	Sales	%

Related party sales	$2,389,366	17.8	$958,042	11.6
Customer A	10,982,280	82.1	7,233,873	87.6

	$13,371,646	99.9	$8,191,915	99.2

NOTE 21 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 15, 2010, which is the date the financial statements were issued.